Exhibit 99.1

FOR IMMEDIATE RELEASE
July 27, 2020

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS

Bethesda, MD - July 27, 2020 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 FINANCIAL HIGHLIGHTS
•$1.60 comprehensive income per common share, comprised of:
◦$1.24 net income per common share
◦$0.36 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.58 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.14 per common share of dollar roll income associated with the Company's $15.7 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $(0.10) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$14.92 tangible net book value per common share as of June 30, 2020
◦Increased $1.30 per common share, or 9.5%, from $13.62 per common share as of March 31, 2020
•$0.36 dividends declared per common share for the second quarter
•12.2% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $1.30 increase in tangible net book value per common share

AGNC Investment Corp.
July 27, 2020

OTHER SECOND QUARTER HIGHLIGHTS
•$97.7 billion investment portfolio as of June 30, 2020, comprised of:
◦$75.8 billion Agency MBS
◦$20.5 billion net TBA mortgage position
◦$1.3 billion credit risk transfer ("CRT") and non-Agency securities
•9.2x tangible net book value "at risk" leverage as of June 30, 2020
◦8.8x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $4.5 billion as of June 30, 2020
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•19.9% portfolio CPR for the quarter
◦16.6% average projected portfolio CPR as of June 30, 2020
•1.68% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -26 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
•12.2 million shares, or $147 million, of common stock repurchased during the quarter
◦Represents 2.2% of common stock outstanding as of March 31, 2020
◦$11.99 per share average repurchase price, inclusive of transaction costs
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"We were very pleased with the performance of our portfolio in the second quarter," said Gary Kain, the Company’s Chief Executive Officer and Chief Investment Officer. "Market conditions during the quarter improved significantly as a result of the unprecedented domestic monetary and fiscal stimulus. Interest rate volatility was muted as the Federal Reserve communicated its intention to hold short-term rates at current levels for several years. Against this favorable backdrop, risk assets rallied dramatically during the quarter. Equity markets, along with many credit centric fixed income sectors, recouped most of their first quarter losses.
"The performance of Agency MBS was somewhat mixed during the quarter. Lower coupon MBS outperformed higher coupon Agency MBS, which were negatively impacted by prepayment concerns. Importantly for AGNC, specified pools recovered a significant portion of the price declines experienced in March. The strong performance of specified pools was the primary driver of our 12% economic return for the quarter, which represented a recovery of about half of the pandemic-related first quarter loss."
"In addition to the significant book value gain in the second quarter, AGNC’s earnings power also remained robust, as evidenced by our $0.58 per common share of net spread and dollar roll income, excluding 'catch-up' premium amortization cost," said Peter Federico, the Company’s President and Chief Operating Officer. "The small increase in our net spread and dollar roll income from the first quarter was encouraging given the reduction in the overall size of the portfolio and the lower average leverage. The broad availability of funding at rates near zero and muted interest rate volatility create a very favorable environment for the three primary components of our business – asset performance, cost and availability of financing and risk

AGNC Investment Corp.
July 27, 2020

management. As such, we expect the earnings environment for Agency MBS to remain favorable for the foreseeable future despite the ongoing economic uncertainties associated with the COVID-19 pandemic."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of June 30, 2020, the Company's tangible net book value per common share was $14.92 per share, an increase of 9.5% for the quarter, compared to $13.62 per share as of March 31, 2020.
The Company's tangible net book value per common share excludes $526 million, or $0.95 and $0.93 per share, of goodwill as of June 30, 2020 and March 31, 2020, respectively.

INVESTMENT PORTFOLIO
As of June 30, 2020, the Company's investment portfolio totaled $97.7 billion, comprised of:
•$96.4 billion of Agency MBS and net TBA securities, including:
◦$95.7 billion of fixed-rate securities, comprised of:
•$68.0 billion 30-year MBS,
•$12.9 billion 30-year TBA securities, net,
•$4.4 billion 15-year MBS,
•$7.6 billion 15-year TBA securities, and
•$2.8 billion 20-year MBS; and
◦$0.7 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.3 billion of CRT and non-Agency securities.
As of June 30, 2020, 30-year and 15-year fixed-rate Agency securities represented 83% and 12%, respectively, of the Company's investment portfolio, compared to 90% and 6%, respectively, as of March 31, 2020.
As of June 30, 2020, the Company's fixed-rate securities' weighted average coupon was 3.40%, compared to 3.62% as of March 31, 2020, comprised of the following weighted average coupons:
•3.54% for 30-year fixed-rate securities;
•2.56% for 15-year fixed rate securities; and
•2.88% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2020, the Company's net TBA position had a fair value of $20.5 billion, consisting of $20.6 billion long and $(26) million short TBA securities, and a GAAP net carrying value of $130 million reported in derivative assets/(liabilities) on the Company's balance sheet. As of March 31, 2020, the Company's net TBA position had a fair value of $21.2 billion, consisting of $21.5 billion long and $(0.3) billion short TBA securities, and a GAAP net carrying value of $574 million.

AGNC Investment Corp.
July 27, 2020

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 19.9% for the second quarter, compared to 12.2% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of June 30, 2020 increased to 16.6%, from 14.5% as of March 31, 2020.
The weighted average cost basis of the Company's investment portfolio was 104.2% of par value as of June 30, 2020. Net premium amortization cost on the Company's investment portfolio for the second quarter was $(223) million, or $(0.40) per common share, which includes "catch-up" premium amortization cost of $(57) million, or $(0.10) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $(384) million, or $(0.70) per common share, including a "catch-up" premium amortization cost of $(243) million, or $(0.44) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 2.39% for the second quarter, compared to 2.01% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.71% for the second quarter, compared to 3.00% for the prior quarter. Including the net TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the second quarter was 2.56%, compared to 2.97% for the prior quarter.
For the second quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 0.76%, compared to 1.80% for the prior quarter. For the second quarter, the Company’s TBA position had an implied financing benefit of -0.09%, compared to an implied financing cost of 1.67% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the second quarter was 0.88%, compared to 1.67% for the prior quarter.
The Company's annualized net interest spread, including the net TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the second quarter was 1.68%, compared to 1.30% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the second quarter of $0.58 per common share, excluding $(0.10) per common share of "catch-up" premium amortization cost, compared to $0.57 per common share for the prior quarter, excluding $(0.44) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 27, 2020

LEVERAGE
As of June 30, 2020, $69.2 billion of Agency repurchase agreements, $20.4 billion of net TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.5 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 9.2x as of June 30, 2020, compared to 9.4x as of March 31, 2020. The Company's average "at risk" leverage for the second quarter was 8.8x tangible net book value, compared to 9.9x in the prior quarter.
As of June 30, 2020, the Company's Agency repurchase agreements had a weighted average interest rate of 0.41%, compared to 1.36% as of March 31, 2020, and a weighted average remaining maturity of 60 days, compared to 93 days as of March 31, 2020. As of June 30, 2020, $33.3 billion, or 48%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
During the second quarter, the Company terminated $3.7 billion of Agency repurchase agreements with a weighted average interest rate of 2.11% and a weighted average remaining maturity of 2.2 years. The terminated agreements were replaced with shorter duration repurchase agreements at lower prevailing market rates. The Company recognized losses on debt extinguishment of $146 million in other gain (loss), net for the quarter.
As of June 30, 2020, the Company's Agency repurchase agreements had remaining maturities of:
•$54.9 billion of three months or less;
•$2.6 billion from three to six months; and
•$11.7 billion from six to twelve months.

HEDGING ACTIVITIES
As of June 30, 2020, interest rate swaps, swaptions and U.S. Treasury positions equaled 66% of the Company's outstanding balance of Agency repurchase agreements, net TBA position and other debt, compared to 70% as of March 31, 2020.
As of June 30, 2020, the Company's interest rate swap position totaled $42.1 billion in notional amount, compared to $46.5 billion as of March 31, 2020. As of June 30, 2020, the Company's interest rate swap portfolio had an average fixed pay rate of 0.39%, an average receive rate of 0.13% and an average maturity of 5.1 years, compared to 0.94%, 0.15% and 4.5 years, respectively, as of March 31, 2020. As of June 30, 2020, 79%, 16% and 5% of the Company's interest rate swap portfolio was linked to the Overnight Index Swap Rate ("OIS"), Secured Overnight Financing Rate ("SOFR") and three-month London Interbank Offered Rate ("LIBOR"), respectively, compared to 69%, 26% and 5%, respectively, as of March 31, 2020.
As of June 30, 2020, the Company had payer swaptions outstanding totaling $9.4 billion, compared to $9.6 billion as of March 31, 2020. As of June 30, 2020, the Company had net short U.S. Treasury positions outstanding totaling $8.1 billion, compared to $2.6 billion as of March 31, 2020.

AGNC Investment Corp.
July 27, 2020

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net gain of $447 million in other gain (loss), net, or $0.80 per common share, compared to a net loss of $(2,463) million, or $(4.49) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:
•$153 million of net realized gains on sales of investment securities;
•$679 million of net unrealized gains on investment securities measured at fair value through net income;
•$(59) million of interest rate swap periodic costs;
•$(320) million of net losses on interest rate swaps;
•$(14) million of net losses on interest rate swaptions;
•$(64) million of net losses on U.S. Treasury positions;
•$78 million of TBA dollar roll income;
•$142 million of net mark-to-market gains on TBA securities;
•$(146) million of losses on debt extinguishment; and
•$(2) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the second quarter, the Company recorded other comprehensive income of $203 million, or $0.36 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $464 million, or $0.85 per common share, of other comprehensive income for the prior quarter.
COMMON STOCK DIVIDENDS
During the second quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of April 30, May 29 and June 30, 2020, respectively, totaling $0.36 per share for the quarter, which were paid on May 11, June 9 and July 10, 2020, respectively. Since its May 2008 initial public offering through the second quarter of 2020, the Company has declared a total of $10.1 billion in common stock dividends, or $42.16 per common share.
STOCK REPURCHASE PROGRAM
The Company's Board of Directors has authorized it to repurchase up to $1 billion of its outstanding shares of common stock through December 31, 2020. During the second quarter, the Company repurchased 12.2 million shares, or $147 million, of its common stock for an average repurchase price of $11.99 per common share, inclusive of transaction costs. As of June 30, 2020, the Company had $750 million of common stock remaining available for repurchase.

The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company intends to repurchase shares under the stock repurchase program only when the repurchase price is less than its then-current estimate of its tangible net book value per common share.

AGNC Investment Corp.
July 27, 2020

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $69,956, $64,154, $92,608, $93,688 and $87,582, respectively)	$75,488	$70,292	$98,516	$98,577	$91,140
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	344	358	371	393	411
Credit risk transfer securities, at fair value (including pledged securities of $479, $360, $309, $358 and $269, respectively)	712	574	976	1,134	1,117
Non-Agency securities, at fair value (including pledged securities of $511, $437, $0, $0 and $0, respectively)	599	552	579	579	603
U.S. Treasury securities, at fair value (including pledged securities of $1,136, $3,721, $97, $162 and $1,152, respectively)	1,181	3,721	97	215	1,152
Cash and cash equivalents	859	1,289	831	906	870
Restricted cash	1,306	1,978	451	734	789
Derivative assets, at fair value	140	664	190	175	116
Receivable for investment securities sold (including pledged securities of $480, $0, $0, $105 and $673, respectively)	489	—	—	105	679
Receivable under reverse repurchase agreements	7,944	4,938	10,181	6,093	8,848
Goodwill	526	526	526	526	526
Other assets	265	245	364	324	325
Total assets	$89,853	$85,137	$113,082	$109,761	$106,576
Liabilities:
Repurchase agreements	$69,685	$66,540	$89,182	$90,612	$86,266
Debt of consolidated variable interest entities, at fair value	204	214	228	238	251
Payable for investment securities purchased	1,468	3,273	2,554	3,094	878
Derivative liabilities, at fair value	3	138	6	22	63
Dividends payable	92	113	104	100	101
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	7,929	4,886	9,543	5,114	7,754
Accounts payable and other liabilities	122	175	424	368	917
Total liabilities	79,503	75,339	102,041	99,548	96,230
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538, $1,538, $963, $735 and $735, respectively)	1,489	1,489	932	711	711
Common stock - $0.01 par value; 555.5, 567.7, 540.9, 540.9 and 547.8 shares issued and outstanding, respectively	6	6	5	5	5
Additional paid-in capital	14,191	14,334	13,893	13,888	13,988
Retained deficit	(6,100)	(6,592)	(3,886)	(4,473)	(4,194)
Accumulated other comprehensive income (loss)	764	561	97	82	(164)
Total stockholders' equity	10,350	9,798	11,041	10,213	10,346
Total liabilities and stockholders' equity	$89,853	$85,137	$113,082	$109,761	$106,576

Tangible net book value per common share [1]	$14.92	$13.62	$17.66	$16.55	$16.58

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Interest income:
Interest income	$429	$491	$768	$676	$693
Interest expense	134	426	481	557	570
Net interest income	295	65	287	119	123
Other gain (loss), net:
Realized gain on sale of investment securities, net	153	494	107	89	132
Unrealized gain (loss) on investment securities measured at fair value through net income, net	679	197	(160)	355	759
Gain (loss) on derivative instruments and other securities, net	(385)	(3,154)	662	(548)	(1,438)
Total other gain (loss), net	447	(2,463)	609	(104)	(547)
Expenses:
Compensation and benefits	13	13	16	10	11
Other operating expense	11	10	9	9	9
Total operating expense	24	23	25	19	20
Net income (loss)	718	(2,421)	871	(4)	(444)
Dividend on preferred stock	25	21	18	13	13
Issuance costs of redeemed preferred stock	—	—	6	—	—
Net income (loss) available (attributable) to common stockholders	$693	$(2,442)	$847	$(17)	$(457)

Net income (loss)	$718	$(2,421)	$871	$(4)	$(444)
Unrealized gain on investment securities measured at fair value through other comprehensive income (loss), net	203	464	15	246	379
Comprehensive income (loss)	921	(1,957)	886	242	(65)
Dividend on preferred stock	25	21	18	13	13
Issuance costs of redeemed preferred stock	—	—	6	—	—
Comprehensive income (loss) available (attributable) to common stockholders	$896	$(1,978)	$862	$229	$(78)

Weighted average number of common shares outstanding - basic	560.3	548.0	541.4	546.4	537.8
Weighted average number of common shares outstanding - diluted	560.8	548.0	542.6	546.4	537.8
Net income (loss) per common share - basic	$1.24	$(4.46)	$1.56	$(0.03)	$(0.85)
Net income (loss) per common share - diluted	$1.24	$(4.46)	$1.56	$(0.03)	$(0.85)
Comprehensive income (loss) per common share - basic	$1.60	$(3.61)	$1.59	$0.42	$(0.15)
Comprehensive income (loss) per common share - diluted	$1.60	$(3.61)	$1.59	$0.42	$(0.15)
Dividends declared per common share	$0.36	$0.48	$0.48	$0.48	$0.50

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
GAAP net interest income:
Interest income	$429	$491	$768	$676	$693
Interest expense	134	426	481	557	570
GAAP net interest income	295	65	287	119	123
TBA dollar roll income, net [3,4]	78	16	24	29	22
Interest rate swap periodic income (cost), net [3,8]	(59)	31	85	146	88
Other interest and dividend income [3]	1	2	3	4	4
Adjusted net interest and dollar roll income	315	114	399	298	237
Operating expense	(24)	(23)	(25)	(19)	(20)
Net spread and dollar roll income	291	91	374	279	217
Dividend on preferred stock	25	21	18	13	13
Net spread and dollar roll income available to common stockholders	266	70	356	266	204
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	57	243	(48)	55	58
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$323	$313	$308	$321	$262

Weighted average number of common shares outstanding - basic	560.3	548.0	541.4	546.4	537.8
Weighted average number of common shares outstanding - diluted	560.8	549.2	542.6	547.1	538.4
Net spread and dollar roll income per common share - basic	$0.47	$0.13	$0.66	$0.49	$0.38
Net spread and dollar roll income per common share - diluted	$0.47	$0.13	$0.66	$0.49	$0.38
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.58	$0.57	$0.57	$0.59	$0.49
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.58	$0.57	$0.57	$0.59	$0.49

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net income/(loss)	$718	$(2,421)	$871	$(4)	$(444)
Book to tax differences:
Premium amortization, net	22	237	(77)	47	67
Realized gain/loss, net	—	2,555	(504)	521	886
Net capital loss/(utilization of net capital loss carryforward)	(426)	32	(130)	34	320
Unrealized (gain)/loss, net	(291)	(263)	(47)	(428)	(644)
Other	(2)	(8)	2	(1)	(1)
Total book to tax differences	(697)	2,553	(756)	173	628
Estimated REIT taxable income	21	132	115	169	184
Dividend on preferred stock	25	21	18	13	13
Estimated REIT taxable income (loss), net of preferred stock dividend	$(4)	$111	$97	$156	$171
Weighted average number of common shares outstanding - basic	560.3	548.0	541.4	546.4	537.8
Weighted average number of common shares outstanding - diluted	560.3	549.2	542.6	547.1	538.4
Estimated REIT taxable income (loss) per common share - basic	$(0.01)	$0.20	$0.18	$0.29	$0.32
Estimated REIT taxable income (loss) per common share - diluted	$(0.01)	$0.20	$0.18	$0.29	$0.32

Beginning cumulative non-deductible net capital loss	$426	$394	$524	$490	$170
Increase (decrease) in net capital loss carryforward	(426)	32	(130)	34	320
Ending cumulative non-deductible net capital loss	$—	$426	$394	$524	$490
Ending cumulative non-deductible net capital loss per common share	$—	$0.75	$0.73	$0.97	$0.89

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$429	$491	$768	$676	$693
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	57	243	(48)	55	58
TBA dollar roll income - implied interest income [3,6]	74	48	58	81	96
Economic interest income, excluding "catch-up" premium amortization	560	782	778	812	847
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(134)	(426)	(481)	(557)	(570)
TBA dollar roll income - implied interest (expense) benefit [3,5]	4	(32)	(34)	(52)	(74)
Interest rate swap periodic income (cost), net [3,8]	(59)	31	85	146	88
Economic interest expense	(189)	(427)	(430)	(463)	(556)
Other interest and dividend income [3]	1	2	3	4	4
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$372	$357	$351	$353	$295

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.39%	2.01%	3.28%	2.91%	2.99%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.32%	0.99%	(0.20)%	0.24%	0.25%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.71%	3.00%	3.08%	3.15%	3.24%
TBA securities - average implied asset yield [6]	1.90%	2.54%	3.29%	3.19%	3.21%
Average asset yield, excluding "catch-up" premium amortization [7]	2.56%	2.97%	3.09%	3.16%	3.24%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	0.76%	1.80%	2.12%	2.48%	2.62%
TBA securities - average implied funding cost (benefit) [5]	(0.09)%	1.67%	1.88%	2.00%	2.47%
Average cost of funds, before interest rate swap periodic (income) cost, net [7]	0.61%	1.79%	2.10%	2.43%	2.60%
Interest rate swap periodic (income) cost, net [10]	0.27%	(0.12)%	(0.34)%	(0.58)%	(0.36)%
Average total cost of funds [9]	0.88%	1.67%	1.76%	1.85%	2.24%
Average net interest spread, excluding "catch-up" premium amortization	1.68%	1.30%	1.33%	1.31%	1.00%

AGNC Investment Corp.
July 27, 2020

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$75,165	$69,901	$98,074	$98,090	$90,627
Other Agency MBS, at fair value - as of period end	$667	$749	$813	$880	$924
Credit risk transfer securities, at fair value - as of period end	$712	$574	$976	$1,134	$1,117
Non-Agency MBS, at fair value - as of period end	$599	$552	$579	$579	$603
Total investment securities, at fair value - as of period end	$77,143	$71,776	$100,442	$100,683	$93,271
Total investment securities, at cost - as of period end	$73,828	$69,343	$98,670	$98,763	$91,953
Total investment securities, at par - as of period end	$70,878	$66,735	$95,561	$95,629	$88,880
Average investment securities, at cost	$71,787	$97,889	$93,606	$92,764	$92,610
Average investment securities, at par	$68,994	$94,933	$90,586	$89,741	$89,586
TBA securities:
Net TBA portfolio - as of period end, at fair value	$20,543	$21,222	$7,429	$1,867	$11,170
Net TBA portfolio - as of period end, at cost	$20,413	$20,648	$7,404	$1,820	$11,086
Net TBA portfolio - as of period end, carrying value	$130	$574	$25	$47	$84
Average net TBA portfolio, at cost	$15,662	$7,487	$7,038	$10,146	$11,864
Average repurchase agreements and other debt [13]	$69,552	$93,538	$88,677	$87,938	$86,147
Average stockholders' equity [14]	$10,262	$10,735	$10,594	$10,347	$10,371
Tangible net book value per common share [1]	$14.92	$13.62	$17.66	$16.55	$16.58
Tangible net book value "at risk" leverage - average [15]	8.8:1	9.9:1	9.5:1	10.0:1	10.0:1
Tangible net book value "at risk" leverage - as of period end [16]	9.2:1	9.4:1	9.4:1	9.8:1	9.8:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.77%	3.68%	3.76%	3.87%	3.88%
Average asset yield	2.39%	2.01%	3.28%	2.91%	2.99%
Average asset yield, excluding "catch-up" premium amortization	2.71%	3.00%	3.08%	3.15%	3.24%
Average coupon - as of period end	3.71%	3.84%	3.68%	3.76%	3.88%
Average asset yield - as of period end	2.64%	2.93%	3.07%	3.08%	3.21%
Average actual CPR for securities held during the period	19.9%	12.2%	15.4%	13.5%	10.0%
Average forecasted CPR - as of period end	16.6%	14.5%	10.8%	13.4%	12.4%
Total premium amortization cost, net	$(223)	$(384)	$(84)	$(192)	$(183)
TBA securities:
Average coupon - as of period end [17]	2.41%	3.02%	3.10%	2.99%	3.29%
Average implied asset yield [6]	1.90%	2.54%	3.29%	3.19%	3.21%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.56%	2.97%	3.09%	3.16%	3.24%
Cost of funds:
Repurchase agreements - average funding cost	0.76%	1.80%	2.12%	2.48%	2.62%
TBA securities - average implied funding cost (benefit) [5]	(0.09)%	1.67%	1.88%	2.00%	2.47%
Interest rate swaps - average periodic expense (income), net [10]	0.27%	(0.12)%	(0.34)%	(0.58)%	(0.36)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic expense (income), net [7,9]	0.88%	1.67%	1.76%	1.85%	2.24%
Repurchase agreements - average funding cost as of period end	0.41%	1.36%	2.17%	2.48%	2.64%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.26%	0.79%	(0.30)%	(0.63)%	(0.74)%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.42%	0.37%	1.52%	1.09%	0.78%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.68%	1.30%	1.33%	1.31%	1.00%
Expenses % of average stockholders' equity - annualized	0.94%	0.86%	0.94%	0.73%	0.77%
Economic return (loss) on tangible common equity - unannualized [19]	12.2%	(20.2)%	9.6%	2.7%	(0.9)%

AGNC Investment Corp.
July 27, 2020

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 28, 2020 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2020 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
July 27, 2020

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 28, 2020. In addition, there will be a phone recording available one hour after the call on July 28, 2020 through August 11, 2020. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10145455.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-

AGNC Investment Corp.
July 27, 2020

up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.